Exhibit(d)(xxxi)

FORM OF INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT (this “Agreement”) dated as of July __, 2008, among BANK OF AMERICA, N.A., as agent with respect to the Revolving Credit Agreement, [            ], as agent with respect to the Term Loan Agreement, BANK OF AMERICA, N.A., as collateral agent, [            ], as trustee and collateral agent with respect to the Second Lien Agreement, [            ], as trustee and collateral agent with respect to the Third Lien Agreement, WCI COMMUNITIES, INC. (the “Company”), and each of the other Loan Parties party hereto.

WHEREAS, the Company, KeyBank National Association, as administrative agent (in such capacity and together with its successors, the “Term Loan Agent”), and the Term Loan Lenders are parties to that certain Senior Term Loan Agreement dated as of December 23, 2005 (together with any replacement agreement in connection with any Refinancing of Indebtedness thereunder permitted hereby, as any such agreement has been and may be in the future amended, restated, supplemented or otherwise modified in accordance with the terms hereof and thereof, the “Term Loan Agreement”), pursuant to which the Term Loan Lenders agreed to make loans and extend other financial accommodations to the Company; and

WHEREAS, the Company, Bank of America, N.A., as administrative agent (in such capacity and together with its successors, the “Revolving Credit Agent”, and, together with the Term Loan Agent, the “Agents”) and the Revolving Credit Lenders are parties to that certain Senior Revolving Credit Agreement dated as of June 13, 2006 (together with any replacement agreement in connection with any Refinancing of Indebtedness thereunder permitted hereby, as any such agreement has been and may be in the future amended, restated, supplemented or otherwise modified in accordance with the terms hereof and thereof, Revolving Credit Agreement”, and together with the Term Loan Agreement, the “First Lien Loan Agreements”), pursuant to which the Revolving Credit Lenders agreed to make loans and extend other financial accommodations to the Company; and

WHEREAS, the Term Loan Agent, the Revolving Credit Agent and Bank of America, N.A., as collateral agent (in such capacity and together with its successors, the “First Lien Representative”), are parties to that certain Second Restated and Amended Collateral Agency Agreement, dated as of January 16, 2008 (as amended, the “Collateral Agency Agreement”), and the Company, certain subsidiary guarantors and the First Lien Representative are party to certain “Security Documents” and “Mortgages” and from time to time hereafter may become party to additional “Security Documents” and “Mortgages” (each as defined in the Revolving Credit Agreement and the Term Loan Agreement and herein referred to as the “First Lien Security Documents”) that together provide for the grant of First Priority Liens on the Common Collateral in favor of the First Lien Representative for the benefit of the Revolving Credit Agent, on behalf of the Revolving Credit Lenders, and the Term Loan Agent, on behalf of the Term Loan Lenders; and

WHEREAS, pursuant to the terms of the First Lien Loan Agreements, the Company and the Loan Parties may not grant additional security interests in the Common Collateral without the consent of the requisite Lenders thereunder; and

WHEREAS, contemporaneously with the execution of this Agreement, the Company, as issuer, [            ], as trustee and collateral agent (in such capacities and together with its successors, the “Second Lien Representative”) will enter into an indenture (together with any replacement agreement in connection with any Refinancing of Indebtedness thereunder permitted hereby, as any such agreement may be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof, the “Second Lien Agreement”) pursuant to which Senior Secured Notes [            ] will be issued to certain holders (together with future assignees and transferees, in whole and in part, the “Second Lien Noteholders”); and

WHEREAS, contemporaneously with the execution of this Agreement, the Company, as issuer, [            ], as trustee and collateral agent (in such capacities and together with its successors, the “Third Lien Representative”) will enter into an indenture (together with any replacement agreement in connection with any Refinancing of Indebtedness thereunder permitted hereby, as any such agreement may be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof, the “Third Lien Agreement”) pursuant to which Senior Secured Notes [            ] will be issued to certain holders (together with future assignees and transferees, in whole and in part, the “Third Lien Noteholders”); and

WHEREAS, the Second Lien Noteholders have agreed to purchase securities pursuant to the Second Lien Agreement and the Third Lien Noteholders have agreed to purchase securities pursuant to the Third Lien Agreement, but, in each case, only if the obligations thereunder are secured by Liens on the Common Collateral; and

WHEREAS, the requisite lenders under the First Lien Loan Agreements have agreed that separate Liens on the Common Collateral may be created securing the Second Lien Obligations and the Third Lien Obligations, but only if such Liens are subordinated to the Liens securing the First Priority Secured Obligations in a manner acceptable to the Revolving Credit Agent, the Term Loan Agent and the First Lien Representative; and

WHEREAS, contemporaneously with the execution of this Agreement, the Borrower, certain subsidiary guarantors and the Second Lien Representative have entered into (or there are arrangements satisfactory to the Second Lien Representative for them to be entering into) mortgages, deeds of trust, assignments, security agreements, pledge agreements and, solely to the extent required to accommodate the perfection of the Second Priority Liens and not in creation of a joint Lien in any manner, modification agreements to existing collateral documents (as supplemented or further amended from time to time, the “Second Lien Security Documents”) that create a second priority Lien on the Common Collateral (but for such exceptions as are acceptable to the Second Lien Representative in its sole discretion) for the benefit of the Second Priority Secured Parties;

WHEREAS, contemporaneously with the execution of this Agreement, the Borrower, certain subsidiary guarantors and the Third Lien Representative have entered into (or there are arrangements satisfactory to the Third Lien Representative for them to be entering into) mortgages, deeds of trust, assignments, security agreements, pledge agreements and, solely to the extent required to accommodate the perfection of the Third Priority Liens and not in creation of a joint Lien in any manner, modification agreements to existing collateral documents (as supplemented or further amended from time to time, the “Third Lien Security Documents”) that create a second priority Lien on the Common Collateral (but for such exceptions as are acceptable to the Third Lien Representative in its sole discretion) for the benefit of the Third Priority Secured Parties;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by each party hereto, the parties agree as follows:

Section 1.

1.1 Definitions. The following terms, as used herein, have the following meanings:

“Adequate Protection Liens” means any Liens granted in any Insolvency Proceeding to any Secured Party as adequate protection of the Secured Obligations held by such Secured Party.

“Agents” has the meaning set forth in the second WHEREAS clause of this Agreement.

“Bankruptcy Code” means the title 11 of the United States Code, as amended from time to time.

“Class” refers to the determination, (i) with respect to any Secured Obligations, whether such Secured Obligations are First Lien Obligations, Second Lien Obligations or Third Lien Obligations and (ii) with respect to any Secured Party, whether such Secured Party is a First Lien Secured Party, a Second Lien Secured Party or a Third Lien Secured Party.

For avoidance of doubt, the utilization of the term “Class” in this Agreement is intended solely for the convenience of the parties in the interpretation of the terms hereunder and shall not be interpreted or construed in any manner to convey the joinder of the separate Classes of Secured Obligations as a single indebtedness obligation for any purpose.

“Collateral Agency Agreement” has the meaning set forth in the third WHEREAS clause of this Agreement.

“Common Collateral” means all of the property, rights and interests of the Company and the other Loan Parties that are or become subject to the security interests, assignments and liens created by the First Lien Security Documents, including, without limitation, the non-real estate assets of the Company and the other Loan Parties and “Properties” other than “Excluded Properties” included in the “Borrowing Base” (each as defined in the Revolving Credit Agreement and the Term Loan Agreement).

“Company” has the meaning set forth in the preamble of this Agreement.

“Comparable Second Lien Security Document” means, in relation to any Common Collateral subject to a Lien created by any First Lien Security Document, that Second Lien Document that creates a separate, second priority Lien on the same Common Collateral.

“Comparable Third Lien Security Document” means, in relation to any Common Collateral subject to a Lien created any First Lien Document or any Second Lien Document, that Third Lien Document that creates a separate, third priority Lien on the same Common Collateral.

“Credit Document” means any of the First Lien Loan Documents, the Second Lien Credit Documents or the Third Lien Credit Documents.

“Enforcement Action” means, with respect to any Class of Secured Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under the Credit Documents of such Class, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or other similar creditors’ rights, bankruptcy, insolvency, reorganization or similar laws of any applicable jurisdiction.

“First Lien Loan Agreements” has the meaning set forth in the second WHEREAS clause of this Agreement.

“First Lien Loan Documents” means the Revolving Credit Agreement Loan Documents and the Term Loan Agreement Loan Documents.

“First Lien Documents” means the First Lien Loan Documents and the First Lien Security Documents.

“First Lien Obligations” means the “Obligations” as defined in the Collateral Agency Agreement. To the extent any payment with respect to any First Lien Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Lien Secured Party, Third Lien Secured Party, receiver or other Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“First Lien Obligations Payment Date” the first date on which (i) the First Lien Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or, if applicable, cash collateralized or defeased in accordance with the terms of the applicable First Lien Documents), (ii) all commitments to extend credit under the applicable First Lien Documents have been terminated, (iii) there are no outstanding letters of credit or similar instruments issued under the applicable First Lien Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the applicable First Lien Documents), (iv) each Agent has delivered a written notice to the First Lien Representative stating that the events described in clauses (i), (ii) and (iii) have occurred to the satisfaction of such Agent with respect to its corresponding First Lien Loan Agreement, and (v) the First Lien Representative has delivered to the Second Lien Representative and the Third Lien Representative written notice stating that the events described in clauses (i), (ii) and (iii) have occurred to the satisfaction of the Agents. For avoidance of doubt, a Refinancing of First Lien Obligations shall not give rise to the First Lien Obligations Payment Date unless the terms thereof expressly so provide with reference to this Agreement.

“First Lien Representative” has the meaning set forth in the third WHEREAS clause of this Agreement.

“First Lien Secured Parties” means the Agents, the First Lien Representative and the holders of the First Lien Obligations.

“First Lien Security Documents” has the meaning set forth in the third WHEREAS clause of this agreement.

“First Priority Lien” means any Lien on any Common Collateral securing any First Lien Obligation.

“Governmental Authority” means the government of any nation, including the United States of America, and any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantor” means each party that is a “Guarantor” under the Revolving Credit Agreement or the Term Loan Agreement, as such term is defined therein, and each subsidiary that is or becomes party to an agreement guaranteeing the Senior Lender Obligations.

“Hedging Obligations” has the meaning set forth in the Collateral Agency Agreement.

“Indebtedness” means and includes all obligations that constitute “Indebtedness”, as defined in the Revolving Credit Agreement or the Term Loan Agreement, as applicable.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan Parties” means the Company and the Guarantors.

“Mortgage” means mortgage, deed of trust, leasehold mortgage, assignment of leases and rents, modifications and any other agreement, document or instrument pursuant to which any Lien on real property is granted to secure any Secured Obligations or under which rights or remedies with respect to any such Lien are governed.

“Non-Payment at Maturity Event” means that under one or more Senior Loan Agreements or Indenture Documents (a) the final maturity date has occurred or the maturity of the principal of and accrued interest on the Secured Obligations outstanding thereunder has been accelerated and (b) in either case, some or all of such principal and accrued interest remains unpaid.

“Person” means any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or Governmental Authority or any agency or political subdivision thereof.

“Post-Petition Interest” means any interest, fees, expenses or other amount that accrues or would have accrued after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“Refinance” means, in respect of any Indebtedness, to refinance, increase, extend, renew, restructure or replace or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Representative” means the agent, trustee, or other representative for the holders of the Secured Obligations of any Class designated pursuant to the applicable Credit Documents.

“Revolving Credit Agent” has the meaning set forth in the second WHEREAS clause of this Agreement.

“Revolving Credit Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.

“Revolving Credit Agreement Loan Documents” means the “Loan Documents” as defined in the Revolving Credit Agreement.

“Revolving Credit Lenders” means the “Lenders” as defined in the Revolving Credit Agreement.

“Second Lien Agreement” has the meaning set forth in the fourth WHEREAS clause of this Agreement.

“Second Lien Credit Documents” means [the “Loan Documents” as defined in the Second Lien Agreement].

“Second Lien Secured Obligations” means [all “Secured Obligations” as defined in the Second Lien Agreement].

“Second Lien Documents” means the Second Lien Credit Documents and the Second Lien Security Documents.

“Second Lien Noteholders” has the meaning set forth in the fourth WHEREAS clause of this Agreement.

“Second Lien Obligations” means [                    ]. To the extent any payment with respect to any Second Lien Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Lien Secured Party, Third Lien Secured Party, receiver or other Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Lien Obligations Payment Date” means, the first date after the First Lien Obligations Payment Date on which (i) the Second Lien Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or, if applicable, cash collateralized or defeased in accordance with the terms of the applicable Second Lien Documents), (ii) all commitments to extend credit under the applicable Second Lien Documents have been terminated, (iii) there are no outstanding letters of credit or similar instruments issued under the applicable Second Lien Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the applicable Second Lien Documents), (iv) the Second Lien Representative has delivered written notice to the Third Lien Representative stating that the events described in clauses (i), (ii) and (iii) have occurred to the satisfaction of the [Second Lien Representative]. For avoidance of doubt, a Refinancing of Second Lien Obligations shall not give rise to the Second Lien Obligations Payment Date unless the terms thereof expressly so provide with reference to this Agreement.

“Second Lien Representative” has the meaning set forth in the fourth WHEREAS clause of this Agreement.

“Second Lien Secured Parties” means the Second Lien Representative and the holders of the Second Lien Obligations.

“Second Lien Security Documents” has the meaning set forth in the ninth WHEREAS clause of this Agreement.

“Second Priority Lien” means any Lien on any Common Collateral securing any Second Lien Obligation.

“Secured Obligations” means the First Lien Obligations, the Second Lien Obligations and the Third Lien Obligations.

For avoidance of doubt, the utilization of the term “Secured Obligations” in this Agreement is intended solely for the convenience of the parties in the interpretation of the terms hereunder and shall not be interpreted or construed in any manner to convey the joinder of the separate Classes of Secured Obligations as a single indebtedness obligation for any purpose.

“Secured Parties” means the First Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties.

“Term Loan Agent” has the meaning set forth in the first WHEREAS clause of this Agreement.

“Term Loan Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

“Term Loan Agreement Loan Documents” means the “Loan Documents” as defined in the Term Loan Agreement.

“Term Loan Lenders” means the “Lenders” as defined in the Term Loan Agreement.

“Third Lien Agreement” has the meaning set forth in the fifth WHEREAS clause of this Agreement.

“Third Lien Documents” means the Third Lien Credit Documents and the Third Lien Security Documents.

“Third Lien Noteholders” has the meaning set forth in the fifth WHEREAS clause of this Agreement.

“Third Lien Obligations” means [                    ]. To the extent any payment with respect to any Third Lien Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Lien Secured Party, Second Lien Secured Party, receiver or other Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Third Lien Representative” has the meaning set forth in the fifth WHEREAS clause of this Agreement.

“Third Lien Secured Parties” means the Third Lien Representative and the holders of the Third Lien Obligations.

“Third Lien Security Documents” has the meaning set forth in the ninth WHEREAS clause of this Agreement.

“Third Priority Lien” means any Lien on any Common Collateral securing any Third Lien Obligation.

“Unasserted Contingent Obligations” means, at any time, with respect to any Class of Secured Obligations, Secured Obligations of such Class for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (i) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Secured Obligation of such Class, (ii) Hedging Obligations and (iii) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit), in each case, in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Secured Obligations of such Class for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

Section 2. Lien Priorities.

2.1 Subordination of Liens.

(a) Any and all Second Priority Liens now existing or hereafter created or arising, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all First Priority Liens now existing or hereafter created or arising, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Lien Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Lien Document or Second Lien Document or any other circumstance whatsoever and (iii) the fact that any such First Priority Liens are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Second Lien Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) Any and all Third Priority Liens now existing or hereafter created or arising, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all First Priority Liens now existing or hereafter created or arising, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Third Lien Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Lien Document or Third Lien Document or any other circumstance whatsoever and (iii) the fact that any such First Priority Liens are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Third Lien Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(c) Any and all Third Priority Liens now existing or hereafter created or arising, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all Second Priority Liens now existing or hereafter created or arising, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Third Lien Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any Second Lien Document or Third Lien Document or any other circumstance whatsoever and (iii) the fact that any such Second Priority Liens are (x) subordinated to the First Priority Liens and any other Lien securing any obligation of any Loan Party other than the Third Lien Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(d) No Second Lien Secured Party and no Third Lien Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of the First Priority Lien in the Common Collateral granted to any First Lien Secured Party. No Second Lien Secured Party and no Third Lien Secured Party shall take, or cause to be taken, any action the purpose of which is to make any Second Priority Lien or Third Priority Lien pari passu with or senior to the First Priority Lien. It is understood that nothing in this clause (d) is intended to prohibit any Second Lien Secured Party or Third Lien Secured Party from exercising any rights expressly granted to it under this Agreement.

(e) No Second Lien Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to any Second Lien Secured Party. No Third Lien Secured Party shall take, or cause to be taken, any action the purpose of which is to make any Third Priority Lien pari passu with or senior to the Second Priority Lien. It is understood that nothing in this clause (e) is intended to prohibit any Third Lien Secured Party from exercising any rights expressly granted to it under this Agreement.

(f) Notwithstanding any failure by any Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to such Secured Party, the priority and rights as among the Secured Parties with respect to the Common Collateral shall be as set forth herein.

2.2 Nature of Obligations. Each Secured Party acknowledges that certain of the Secured Obligations are revolving in nature and that the commitments, advances and amounts thereof that may be outstanding at any time or from time to time may be increased or repaid and subsequently reborrowed, and that the terms of such Secured Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the Secured Obligations may be increased or Refinanced, in each event, without notice to or consent by the Secured Parties (except to the extent required under Section 6) and without affecting the provisions hereof. Neither the Lien priorities provided in Section 2.1 nor the other rights of the Secured Parties hereunder shall be altered or otherwise affected by any such repayment or reborrowing, modification, extension or amendment or increase or other Refinancing or waiver, consent or accommodation with respect to, any Secured Obligations, or any portion thereof, except as permitted under Section 6.

2.3 Agreements Regarding Actions to Perfect Liens.

(a) The First Lien Representative agrees, on behalf of itself and the other First Lien Secured Parties, that the Second Lien Representative or any other Second Lien Secured Party (or any agent or representative thereof) and the Third Lien Representative or any other Third Lien Secured Party (or any agent or representative thereof) may file or record UCC-1 financing statements, Mortgages, patent, trademark or copyright filings or other filings or recordings to create or perfect the Liens in the Common Collateral in favor of the Second Lien Secured Parties and the Third Lien Secured Parties securing their respective Classes of Secured Obligations in a manner consistent with the provisions of this Agreement, provided that each such filing or recording shall be in form reasonably satisfactory to the First Lien Representative and shall be submitted to the First Lien Representative for review prior to filing or recordation, and the First Lien Representative shall promptly review such proposed filing or recording.

(b) The Second Lien Representative agrees, on behalf of itself and the other Second Lien Secured Parties, that the Third Lien Representative or any other Third Lien Secured Party (or any agent or representative thereof) may file or record UCC-1 financing statements, Mortgages, patent, trademark or copyright filings or other filings or recordings to create or perfect the Liens in the Common Collateral in favor of the Third Lien Secured Parties securing the Third Lien Secured Obligations, provided that each such filing or recording shall be in form reasonably satisfactory to the Second Lien Representative and shall be submitted to the Second Lien Representative for review prior to filing or recordation, and the Second Lien Representative shall promptly review such proposed filing or recording.

(c) The First Lien Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over any Common Collateral pursuant to the First Lien Documents, such possession or control is also for the benefit of the Second Lien Representative and the other Second Lien Secured Parties and the Third Lien Representative and the other Third Lien Secured Parties, but solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the First Lien Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide any Second Lien Representative or any other Second Lien Secured Party or any Third Lien Representative or any other Third Lien Secured Party with respect to such Common Collateral with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Lien Documents or the Third Lien Documents, as the case may be, provided that after the First Lien Obligations Payment Date, the First Lien Representative shall (x) deliver to the Second Lien Representative (and each Loan Party hereby directs such First Lien Representative to so deliver and the Third Lien Representative on behalf of itself and the other Third Lien Secured Parties, consents to such delivery) at the Company’s sole cost and expense, any stock certificates, promissory notes or other tangible collateral in which a security interest must or may be perfected by possession by the secured party evidencing or constituting such Common Collateral that is actually in its possession together with any necessary endorsements or (y) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties and shall not impose on the First Lien Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

(d) Other than as set forth in the first proviso to the second sentence of the immediately preceding clause (c), any First Lien Secured Party with physical possession of or control over Common Collateral shall not have any duty or liability to protect or preserve any rights pertaining to any of such Common Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, each Second Lien Secured Party and each Third Lien Secured Party hereby waives and releases such Person from all claims and liabilities arising pursuant to such Person’s role as bailee with respect to such Common Collateral.

(e) After the First Lien Obligations Payment Date but before the Second Lien Obligations Payment Date, the Second Lien Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code)

over any Common Collateral pursuant to the Second Lien Documents, such possession or control is also for the benefit of the Third Lien Representative and the other Third Lien Secured Parties, but solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the Second Lien Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide any Third Lien Representative or any other Third Lien Secured Party with respect to such Common Collateral with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Third Lien Documents, as the case may be, provided that after the Second Lien Obligations Payment Date, the Second Lien Representative shall (x) deliver to the Third Lien Representative (and each Loan Party hereby directs such Second Lien Representative to so deliver) at the Company’s sole cost and expense, any stock certificates, promissory notes or other tangible collateral in which a security interest must or may be perfected by possession by the secured party evidencing or constituting such Common Collateral that is actually in its possession together with any necessary endorsements or (y) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Second Lien Secured Parties and the Third Lien Secured Parties and shall not impose on the Second Lien Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

(f) Other than as set forth in the first proviso to the second sentence of the immediately preceding clause (e), any Second Lien Secured Party with physical possession of or control over Common Collateral shall not have any duty or liability to protect or preserve any rights pertaining to any of such Common Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, each Third Lien Secured Party hereby waives and releases such Person from all claims and liabilities arising pursuant to such Person’s role as bailee with respect to such Common Collateral.

2.4 New Liens. (a) So long as the First Lien Obligations Payment Date has not occurred, the parties hereto agree that (i) if the Second Lien Representative or any other Second Lien Secured Party or the Third Lien Representative or any other Third Lien Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing its Class of Secured Obligations, which assets are not also subject to the First Priority Lien of the First Lien Representative under the First Lien Documents, then the Second Lien Representative or the relevant Second Lien Secured Party or the Third Lien Representative or the relevant Third Lien Secured Party shall, without the need for any further consent of any other Second Lien Secured Party or Third Lien Secured Party, and notwithstanding anything to the contrary in any other Second

Lien Document or Third Lien Document (A) be deemed to hold and have held such Lien for the benefit of the First Lien Representative as security for the First Lien Obligations and shall assign such Lien to the First Lien Representative as security for the First Lien Obligations (in which case the Second Lien Representative or Third Lien Representative, as the case may be, may retain a junior Lien on such assets subject to the terms hereof) or (B) if so requested by the First Lien Representative, release such Lien, and (ii) if any First Lien Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any First Lien Obligation which assets are not also subject to a Second Priority Lien or a Third Priority Lien, then the First Lien Representative (or the relevant First Lien Secured Party) shall, without the need for any further consent of any other First Lien Secured Party, and notwithstanding anything to the contrary in any other First Lien Document, be deemed to hold and have held junior Liens on such assets for the benefit of the Second Lien Representative as security for the Second Lien Obligations and the Third Lien Representative as security for the Third Lien Obligations, subject to the terms of this Agreement. Each Loan Party hereby consents to and confirms its grant of a Lien for the benefit of all Secured Parties on the terms set forth above.

(b) So long as the Second Lien Obligations Payment Date has not occurred, the parties hereto agree that (i) if the Third Lien Representative or any other Third Lien Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing the Third Lien Obligations, which assets are not also subject to the Second Priority Lien of the Second Lien Representative under the Second Lien Documents, then the Third Lien Representative or the relevant Third Lien Secured Party shall, without the need for any further consent of any other Third Lien Secured Party, and notwithstanding anything to the contrary in any other or Third Lien Document (A) be deemed to hold and have held such Lien for the benefit of the Second Lien Representative as security for the Second Lien Obligations and shall assign such Lien to the Second Lien Representative as security for the Second Lien Obligations (in which case the Third Lien Representative may retain a junior Lien on such assets subject to the terms hereof) or (B) if so requested by the Second Lien Representative, release such Lien, and (ii) if any Second Lien Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Second Lien Obligation which assets are not also subject to a Third Priority Lien, then the Second Lien Representative (or the relevant Second Lien Secured Party) shall, without the need for any further consent of any other Second Lien Secured Party, and notwithstanding anything to the contrary in any other Second Lien Document, be deemed to hold and have held junior Liens on such assets for the benefit of the Third Lien Representative as security for the Third Lien Obligations, subject to the terms of this Agreement. Each Loan Party hereby consents to and confirms its grant of a Lien for the benefit of all Secured Parties on the terms set forth above.

Section 3. Enforcement Rights.

3.1 Exclusive Enforcement.

(a) Until the First Lien Obligations Payment Date, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the First Lien Secured Parties shall have the exclusive right to take and continue (or refrain from taking or continuing) any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Second Lien Secured Party or any Third Lien Secured Party with respect to the Common Collateral, but subject to the proviso set forth in Section 5.1. Upon the occurrence and during the continuance of a default or an event of default under the First Lien Documents (and subject to the provisions thereof), the First Lien Representative and the other First Lien Secured Parties may take and continue any Enforcement Action with respect to the First Lien Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion. If requested by the Second Lien Representative or the Third Lien Representative, then the Second Lien Representative and the Third Lien Representative may join in any Enforcement Action initiated by the First Lien Representative solely to the extent and in the manner approved by the First Lien Representative.

(b) Following the First Lien Obligations Payment Date, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the Second Lien Secured Parties shall have the exclusive right to take and continue (or refrain from taking or continuing) any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Third Lien Secured Party with respect to the Common Collateral, but subject to the proviso set forth in Section 5.1. Upon the occurrence and during the continuance of a default or an event of default under the Second Lien Documents (and subject to the provisions thereof), the Second Lien Representative and the other Second Lien Secured Parties may take and continue any Enforcement Action with respect to the Second Lien Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion. If requested by the Third Lien Representative, then the Third Lien Representative may join in any Enforcement Action initiated by the Second Lien Representative solely to the extent and in the manner approved by the Second Lien Representative.

3.2 Standstill and Waivers.

(a) Each of the Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, and the Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, for the benefit of the First Lien Representative and each other First Lien Secured Party, agrees that, until the First Lien Obligations Payment Date, it will not oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of any Common Collateral pursuant to an Enforcement Action (or pursuant to a sale, lease, exchange or transfer as a result of which the Second Priority Lien and the Third Priority Lien are automatically released pursuant to Section 4.2(a)) or any other Enforcement Action taken by or on behalf of the First Lien Representative or any other First Lien Secured Party.

(b) Each of the Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, and the Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, agrees, for the benefit of the First Lien Representative and each other First Lien Secured Party, that until the First Lien Obligations Payment Date, it has no right to (x) direct the First Lien Representative or any other First Lien Secured Party to take any Enforcement Action with respect to the Common Collateral or (y) consent or object to the taking by the First Lien Representative or any other First Lien Secured Party of any Enforcement Action with respect to the Common Collateral or to the timing or manner thereof (or, to the extent they may have any such right described in this clause (b)(i) as a junior lien creditor, it hereby irrevocably waives such right).

(c) Each of the Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, and the Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, agrees, for the benefit of the First Lien Representative and each other First Lien Secured Party, it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against the First Lien Representative or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and neither the First Lien Representative nor any other First Lien Secured Party shall be liable for, any action taken or omitted to be taken by the First Lien Representative or any First Lien Secured Party with respect to the Common Collateral or pursuant to the First Lien Documents;

(d) Each of the Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, and the Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, agrees, for the benefit of the First Lien Representative and each other First Lien Secured Party, that until the First Lien Obligations Payment Date, it will not take any Enforcement Action with respect to the Common Collateral;

(e) Each of the Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, and the Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, agrees, for the benefit of the First Lien Representative and each other First Lien Secured Party, that until the First Lien Obligations Payment Date, it will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral;

(f) Each of the Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, and the Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, agrees, for the benefit of the First Lien Representative and each other First Lien Secured Party, that until the First Lien Obligations Payment Date, it will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral;

(g) The Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, agrees, for the benefit of the Second Lien Representative and each other Second Lien Secured Party, that, until the Second Lien Obligations Payment Date, they will not oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of any Common Collateral pursuant to an Enforcement Action (or pursuant to a sale, lease, exchange or transfer as a result of which the Third Priority Lien is automatically released pursuant to Section 4.2(a)) or any other Enforcement Action taken by or on behalf of the Second Lien Representative or any other Second Lien Secured Party;

(h) The Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, agrees, for the benefit of the Second Lien Representative and each other Second Lien Secured Party, that until the Second Lien Obligations Payment Date, they have no right to (x) direct the Second Lien Representative or any other Second Lien Secured Party to take any Enforcement Action with respect to the Common Collateral or (y) consent or object to the taking by the Second Lien Representative or any other Second Lien Secured Party of any Enforcement Action with respect to the Common Collateral or to the timing or manner thereof (or, to the extent they may have any such right described in this clause (b)(ii) as a junior lien creditor, they hereby irrevocably waive such right);

(i) The Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, agrees, for the benefit of the Second Lien Representative and each other Second Lien Secured Party, that they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against the Second Lien Representative or any other Second Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and neither the Second Lien Representative or any other Second Lien Secured Party shall be liable for, any action taken or omitted to be taken by the Second Lien Representative or any Second Lien Secured Party with respect to the Common Collateral or pursuant to the Second Lien Documents;

(j) The Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, agrees, for the benefit of the Second Lien Representative and each other Second Lien Secured Party, that until the Second Lien Obligations Payment Date, they will not take any Enforcement Action with respect to the Common Collateral;

(k) The Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, agrees, for the benefit of the Second Lien Representative and each other Second Lien Secured Party, that until the Second Lien Obligations Payment Date, they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral; and

(l) The Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, agrees, for the benefit of the Second Lien Representative and each other Second Lien Secured Party, that until the Second Lien Obligations Payment Date, they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral.

For the avoidance of doubt, the parties confirm that the foregoing provisions of this Section 3.2 shall not prohibit the Second Lien Representative or any other Second Lien Secured Party or the Third Lien Representative or any other Third Lien Secured Party from bidding in cash at any public sale of the Common Collateral.

3.3 Judgment Creditors. In the event that any Second Lien Secured Party or Third Lien Secured Party obtains a judgment lien in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor (it being understood that any such party may exercise its rights and remedies as an unsecured creditor against the relevant Loan Parties in accordance with applicable law, provided that such exercise of rights or remedies is not in violation of this Agreement), such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Lien Obligations and the Second Priority Liens and the Second Lien Obligations, as applicable) to the same extent as all other Second Priority Liens (created pursuant to the Second Lien Security Documents) or all other Third Priority Liens (created pursuant to the Third Lien Security Documents), as the case may be, subject to this Agreement.

3.4 Cooperation. Each of the Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, and the Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, agrees that it shall take such actions as the First Lien Representative shall request in connection with an Enforcement Action or the exercise by the First Lien Secured Parties of their rights set forth herein. Following the First Lien Obligations Payment Date, the Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, agree that each of them shall take such actions as the Second Lien Representative shall reasonably request in connection with an Enforcement Action or the exercise by the Second Lien Secured Parties of their rights set forth herein.

3.5 No Additional Rights for the Loan Parties Hereunder.

(a) If any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any Secured Party; and

(b) No Loan Party shall have the right to enforce any obligations of any other party created under this Agreement.

3.6 Actions Upon Breach.

(a) If any Second Lien Secured Party or Third Lien Secured Party commences or participates in any action or proceeding against any Loan Party or in respect of the Common Collateral contrary to this Agreement, such Loan Party, with the prior written consent of the First Lien Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Lien Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party. Following the First Lien Obligations Payment Date, if any Third Lien Secured Party commences or participates in any action or proceeding against any Loan Party in respect of the Common Collateral contrary to this Agreement, any Second Lien Secured Party may intervene and interpose the making of this Agreement as a defense or dilatory plea, in its name or in the name of such Loan Party.

(b) If any Second Lien Secured Party (or any agent or other representative thereof) or any Third Lien Secured Party (or any agent or other representative thereof) in any way takes, attempts to or threatens to take any action with respect to the Common Collateral (including, without limitation, any attempt to enforce any remedy on the Common Collateral) in violation of this Agreement, or fails to take any action required by this Agreement, the First Lien Representative or any other First Lien Secured Party (in its or their own name or in the name of any Loan Party) may obtain relief against such Second Lien Secured Party or agent or other representative thereof or Third Lien Secured Party or agent or other representative thereof, as the case may be, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Lien Representative on behalf of each other Second Lien Secured Party and the Third Lien Representative on behalf of each other Third Lien Secured Party that (i) the damages of the First Lien Secured Parties from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Lien Secured Party and each Third Lien Secured Party waives any defense that any Loan Party and/or the First Lien Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

(c) Following the First Lien Obligations Payment Date, should any Third Lien Secured Party (or any agent or other representative thereof) in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to enforce any remedy on the Common Collateral) in violation of this Agreement, or fail to take any action required by this Agreement, any Second Lien Secured Party (in its or their own name or in the name of any Loan Party) may obtain relief against such Third Lien Secured Party or agent or other representative thereof, as the case may be, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Third Lien Representative on behalf of each other Third Lien Secured Party that (i) the damages of the Second Lien Secured Parties from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Third Lien Secured Party waives any defense that any Loan Party and/or the Second Lien Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

Section 4. Application Of Proceeds Of Common Collateral; Dispositions And Releases Of Common Collateral; Inspection and Insurance.

4.1 Application of Proceeds; Turnover Provisions.

(a) All proceeds of the Common Collateral (including any interest earned thereon) resulting from any Enforcement Action or otherwise arising after any Non-Payment at Maturity Event, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows:

first, to the First Lien Representative, to be applied in accordance with Section 4.5 of the Collateral Agency Agreement until the First Lien Obligations are paid in full;

second, to the Second Lien Representative, to be applied in accordance with [Section             of the Second Lien Agreement] until the Second Lien Obligations are paid in full;

third, to the Third Lien Representative, to be applied in accordance with [Section             of the Third Lien Agreement] until the Third Lien Obligations are paid in full; and

finally, to the relevant Loan Party, or as a court of competent jurisdiction may direct.

Neither the First Lien Representative nor any other First Lien Secured Party have any obligation of any nature whatsoever to the Second Lien Representative, the Second Lien Secured Parties, the Third Lien Representative or the Third Lien Secured Parties with respect to the application of proceeds of Common Collateral.

The First Lien Representative shall not be deemed to have knowledge or notice of the occurrence of any Non-Payment at Maturity Event with respect to the Second Lien Obligations or the Third Lien Obligations unless the First Lien Representative has received written notice from the Second Lien Representative or Third Lien Representative, as the case may be, referring to this Agreement and stating that a Non-Payment at Maturity Event with respect to some or all of such Second Lien Obligations or Third Lien Obligations has occurred, in which case the First Lien Representative shall be conclusively entitled to rely on, and shall be fully protected in relying on, such notice.

The Second Lien Representative shall be deemed to have no knowledge or notice of the occurrence of any Non-Payment at Maturity Event with respect to the Third Lien Obligations unless the First Lien Representative has received notice from the Third Lien Representative referring to this Agreement and stating that a Non-Payment at Maturity Event with respect to some or all of such Third Lien Obligations has occurred, in which case the Second Lien Representative shall be conclusively entitled to rely on, and shall be fully protected in relying on, such notice.

(b) Until the occurrence of the First Lien Obligations Payment Date, no Second Lien Secured Party or Third Lien Secured Party may accept any Common Collateral, including any Common Collateral constituting proceeds, in satisfaction, in whole or in part, of the Second Lien Obligations or Third Lien Obligations, as the case may be, in violation of Section 4.1(a). Any Common Collateral received by a Second Lien Secured Party or Third Lien Secured Party that is not permitted to be received pursuant to the preceding sentence shall be segregated and held in trust and promptly turned over to the First Lien Representative to be applied in accordance with Section 4.1(a) in the same form as received, with any necessary endorsements, and each Second Lien Secured Party and each Third Lien Secured Party hereby authorizes the First Lien Representative to make any such endorsements as agent for the Second Lien Representative and the Third Lien Representative (which authorization, being coupled with an interest, is irrevocable). Upon the turnover of such Common Collateral as contemplated by the immediately preceding sentence, the Second Lien Obligations or the Third Lien Obligations, as the case may be, purported to be satisfied by the payment of such Common Collateral shall be deemed by all parties hereto to be reinstated in full as though such payment had never occurred, subject to the rights as set forth in Section 8.12.

(c) Following the First Lien Obligations Payment Date, no Third Lien Secured Party may accept any Common Collateral, including any Common Collateral constituting proceeds, in satisfaction, in whole or in part, of the Third Lien Obligations in violation of Section 4.1(a). Any Common Collateral received by a Third Lien Secured Party that is not permitted to be received pursuant to the preceding sentence shall be segregated and held in trust and promptly turned over to the Second Lien Representative to be applied in accordance with Section 4.1(a), in the same form as received, with any necessary endorsements, and each Third Lien Secured Party hereby authorizes the Second Lien Representative to make any such endorsements as agent for the Third Lien Representative (which authorization, being coupled with an interest, is irrevocable). Upon the turnover of such Common Collateral as contemplated by the immediately preceding sentence, the Third Lien Obligations purported to be satisfied by the payment of such Common Collateral shall be deemed by all parties hereto to be reinstated in full as though such payment had never occurred, subject to the rights as set forth in Section 8.12.

4.2 Releases of Second Priority Lien and Third Priority Lien.

(a) Upon any release, sale or disposition of any Common Collateral that results in the release of the First Priority Lien on such Common Collateral and that is (i) permitted pursuant to the terms of the First Lien Documents or (ii) effected pursuant to an Enforcement Action, the Second Priority Lien and the Third Priority Lien on such Common Collateral (but not on any proceeds of such Common Collateral not required to be paid to the First Lien Secured Parties) shall be automatically and unconditionally released, provided that this provision shall not prejudice any rights that any Second Lien Secured Party may have with respect to the Company under the applicable Second Lien Documents independent of the Second Priority Lien and the related Second Lien Security Documents or any Third Lien Secured Party may have under the applicable Third Lien Documents independent of the Third Priority Lien and the related Third Lien Security Documents.

(b) Following the First Lien Obligations Payment Date, upon any release, substitution, sale or disposition of any Common Collateral that results in the release of the Second Priority Lien on such Common Collateral and that is (i) permitted pursuant to the terms of the Second Lien Documents or (ii) effected pursuant to an Enforcement Action, the Third Priority Lien on such Common Collateral (but not on any proceeds of such Common Collateral not required to be paid to the Second Lien Secured Parties) shall be automatically and unconditionally released, provided that this provision shall not prejudice any rights that any Third Lien Secured Party may have under the applicable Third Lien Documents independent of the Third Priority Lien and the related Third Lien Security Documents.

(c) Until the First Lien Obligations Payment Date, each of the Second Lien Representative and the Third Lien Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Lien Representative shall reasonably request to evidence any release of the Second Priority Lien and Third Priority Lien described in Section 4.2(a). Each of the Second Lien Representative and the Third Lien Representative hereby appoints the First Lien Representative and any officer or duly authorized person of the First Lien Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Lien Representative and the Third Lien Representative and in the name of the Second Lien Representative, the Third Lien Representative or in the First Lien Representative’s own name, provided that such power of attorney may only be exercised if the Second Lien Representative or the Third Lien Representative, as the case may be, has not executed and delivered such release documents and instruments in a timely manner following a request from the First Lien Representative, and must be exercised in the First Lien Representative’s reasonable discretion, solely for the purposes of carrying out the terms of Section 4.2(a), to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of Section 4.2(a), including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(d) Following the First Lien Obligations Payment Date, the Third Lien Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Second Lien Representative shall reasonably request to evidence any release of the Third Priority Lien described in Section 4.2(b). The Third Lien Representative hereby appoints the Second Lien Representative and any officer or duly authorized person of the Second Lien Representative with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Third Lien Representative or in the Second Lien Representative’s own name, provided that such power of attorney may only be exercised if the Third Lien Representative has not executed and delivered such release documents and instruments in a timely manner following a request from the Second Lien Representative, and must be exercised in the Second Lien Representative’s reasonable discretion, solely for the purposes of carrying out the terms of Section 4.2(b), to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of Section 4.2(b), including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3 Inspection Rights and Insurance.

(a) Until the First Lien Obligations Payment Date, any First Lien Secured Party and its representatives and invitees may, in accordance with the First Lien Documents, inspect, repossess, remove and otherwise deal with the Common Collateral, and, pursuant to an Enforcement Action, the First Lien Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice (other than any notice required by law) to, the involvement of or interference by any Second Lien Secured Party or Third Lien Secured Party or liability to any Second Lien Secured Party or Third Lien Secured Party.

(b) Following the First Lien Obligations Payment Date, any Second Lien Secured Party and its representatives and invitees may, in accordance with the Second Lien Documents, inspect, repossess, remove and otherwise deal with the Common Collateral, and, pursuant to an Enforcement Action, the Second Lien Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Third Lien Secured Party or liability to any Third Lien Secured Party.

(c) Until the First Lien Obligations Payment Date, the First Lien Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party with respect to the Common Collateral (except that, if the applicable insurer permits and such addition will not result in significant delay or additional cost, the Second Lien Representative or Third Lien Representative shall have the right to be named as an additional insured so long as its second lien status or third lien status, as the case may be, is identified in a manner reasonably satisfactory to the First Lien Representative and will not otherwise interfere in any material manner with the rights of the First Lien Representative with respect to such policy); (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder; and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. With respect to insurance proceeds arising from the Common Collateral, each of the Second Lien Representative and the Third Lien Representative hereby authorizes the First Lien Representative to endorse as its agent any check for insurance proceeds on which the Second Lien Representative or Third Lien Representative, as the case may be, appears as a joint payee (which authorization, being coupled with an interest, is irrevocable).

(d) Following the First Lien Obligations Payment Date, the Second Lien Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party with respect to the Common Collateral (except that if the applicable insurer permits, the Third Lien Representative shall have the right to be named as an additional insured so long as its third lien status is identified in a manner reasonably satisfactory to the Second Lien Representative); (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder; and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. With respect to insurance proceeds arising from the Common Collateral, the Third Lien Representative hereby authorizes the First Lien Representative to endorse as its agent any check for insurance proceeds on which the Second Lien Representative or Third Lien Representative, as the case may be, appears as a joint payee (which authorization, being coupled with an interest, is irrevocable).

Section 5. Insolvency Proceedings.

5.1 Filing of Motions. No Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case to challenge, contest or otherwise object to the scope, validity, enforceability, perfection or priority of any Liens held by any other Secured Party and no Secured Party shall support any other Person doing any of the foregoing, provided that the Representative of any Class may file a proof of claim and pleadings and motions in opposition to proceedings initiated by third parties attempting to disallow claims by Secured Parties of such Class.

5.2 Financing Matters. If any Loan Party becomes subject to any Insolvency Proceeding, and if the First Lien Representative proposes, consents to or does not object to the continued use of cash collateral by any Loan Party during any Insolvency Proceeding or proposes to provide financing to any Loan Party under the Bankruptcy Code or consents or does not object to the provision of such financing to any Loan Party by any third party (any such financing, whether provided by the First Lien Secured Parties or any third party, being referred therein as a “DIP Financing”), then the Second Lien Representative agrees, on behalf of itself and the other Second Lien Secured Parties, and the Third Lien Representative agrees, on behalf of itself and the other Third Lien Secured Parties, that each Second Lien Secured Party and each Third Lien Secured Party (a) will be deemed to have consented to, will raise no objection to, and will not support any other Person objecting to, the use of cash collateral or to such DIP Financing, (b) shall only request or accept adequate protection in connection with the use of such cash collateral or such DIP Financing as permitted by Section 5.4 below, (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens or the Third Priority Liens, as the case may be, and any Adequate Protection Liens provided in respect thereof, (i) to such DIP Financing with the same terms and conditions as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection, including, without limitation, Adequate Protection Liens, provided to the First Lien Secured Parties and (iii) to any “carve-out” for professional and United States Trustee fees agreed to by the First Lien Representative or the other First Lien Secured Parties and (d) agrees that any notice of such events found to be adequate by the bankruptcy court shall be adequate notice. After the occurrence of the First Lien Obligations Payment Date, if the Second Lien Representative proposes, consents to or does not object to the continued use of cash collateral by any Loan Party during any Insolvency Proceeding or proposes to provide or consents or does not object to the provision by any third party of DIP Financing to any Loan Party, then the Third Lien Representative agrees, on behalf of itself and the other Third Lien Secured Parties, that each Third Lien Secured Party (a) will be deemed to have consented to, will raise no objection to, and will not support any other Person objecting to, the use of cash collateral or to such DIP Financing, (b) shall only request or accept adequate protection in connection with the use of such cash collateral or such DIP Financing as permitted by Section 5.4, (c) will subordinate (and will be deemed hereunder to have subordinated) the Third Priority Liens and any Adequate Protection Liens provided in respect thereof (i) to such DIP Financing with the same terms and conditions as the Second Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection, including, without limitation, Adequate Protection Liens, provided to the Second Lien Secured Parties and (iii) to any “carve-out” for professional and United States Trustee fees agreed to by the Second Lien Representative or the other Second Lien Secured Parties and (D) agrees that any notice of such events found to be adequate by the bankruptcy court shall be adequate notice.

5.3 Relief From the Automatic Stay. The Second Lien Representative agrees, on behalf of itself and the other Second Lien Secured Parties, and the Third Lien Representative agrees, on behalf of itself and the other Third Lien Secured Parties, that none of them will (a) seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in violation thereof, or support any other Person seeking such relief or taking such action, in each case in respect of such Common Collateral, without the prior written consent of the First Lien Representative or (b) object to, contest, or support any other Person objecting to or contesting, any relief from the automatic stay or from any other stay in any Insolvency Proceeding requested by any First Lien Secured Party.

5.4 Adequate Protection.

(a) The Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, and the Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, agree that none of them shall object to, contest, or support any other Person objecting to or contesting, (i) any request by the First Lien Representative or any other First Lien Secured Party for adequate protection, including, without limitation, in the form of Adequate Protection Liens, superpriority claims, interest, fees, expenses or other amounts under Section 506(b) or 506(c) of the Bankruptcy Code or (ii) any objection by the First Lien Representative or any other First Lien Secured Party to any motion, relief, action or proceeding based on a claim of a lack of adequate protection to the First Lien Secured Parties.

(b) Notwithstanding anything contained in this Agreement (but subject to Section 5.4(e) after the First Lien Obligations Payment Date but before the Second Lien Obligations Payment Date), in any Insolvency Proceeding, the Second Lien Representative and the other Second Lien Secured Parties and the Third Lien Representative and the other Third Lien Secured Parties may seek, support, accept or retain adequate protection solely in the form of an Adequate Protection Lien on additional collateral, subordinated to the First Priority Liens and Liens securing any DIP Financing on the same basis as the other Second

Priority Liens and Third Priority Liens are subordinated to the First Priority Liens under this Agreement, if the First Lien Secured Parties are granted adequate protection that includes an Adequate Protection Lien on such additional collateral and superpriority claims and the First Lien Secured Parties do not object.

(c) In the event any Second Lien Secured Party or any Third Lien Secured Party receives adequate protection in the form of Adequate Protection Liens, then the Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, or the Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, as the case may be,

(i) consents to the First Lien Representative having a senior Adequate Protection Lien on such additional collateral as security for the First Lien Obligations and agrees that any Adequate Protection Liens granted to the Second Lien Secured Parties and Third Lien Secured Parties, as the case may be, on any additional collateral shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any DIP Financing (and all obligations relating thereto) and any Adequate Protection Liens granted to the First Lien Secured Parties, with such subordination to be on the same terms that the other Second Priority Liens are subordinated to such First Priority Liens under this Agreement or that the other Third Priority Liens are subordinated to such First Priority Liens and the Second Priority Liens under this Agreement, as the case may be, and

(ii) agrees that, if the bankruptcy court does not grant the First Lien Secured Parties a senior Adequate Protection Lien on such additional collateral, then the Second Lien Secured Parties or Third Lien Secured Parties, as the case may be, shall be deemed to hold and have held their Adequate Protection Lien on such additional collateral for the benefit of the First Lien Secured Parties (and each such Lien so deemed to have been held shall be subject in all respects to the provisions of this Agreement, including without limitation the lien subordination provisions set forth in Section 2.1) and, until the First Lien Obligations Payment Date, any distributions in respect of such additional collateral received by the Second Lien Secured Parties or Third Lien Secured Parties shall be segregated and held in trust and promptly turned over to the First Lien Representative to repay the First Lien Obligations. Upon the turnover of such distributions as contemplated by the immediately preceding sentence, the Second Lien Obligations or the Third Lien Obligations, as the case may be, purported to be satisfied by such distributions shall be immediately reinstated in full as though such payment had never occurred.

(d) After the First Lien Obligations Payment Date, the Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, agrees that none of them shall object to, contest, or support any other Person objecting to or contesting, (i) any request by the Second Lien Representative or any other Second Lien Secured Party for adequate protection, including, without limitation, in the form of Adequate Protection Liens, superpriority claims, interest, fees, expenses or other amounts under Section 506(b) or 506(c) of the Bankruptcy Code or (ii) any objection by the Second Lien Representative or any other Second Lien Secured Party to any motion, relief, action or proceeding based on a claim of a lack of adequate protection to the Second Lien Secured Parties.

(e) Notwithstanding anything contained in this Agreement, in any Insolvency Proceeding after the First Lien Obligations Payment date but before the Second Lien Obligations Payment Date, the Third Lien Representative and the other Third Lien Secured Parties seek, support, accept or retain adequate protection solely in the form of an Adequate Protection Lien on additional collateral, subordinated to the Second Priority Liens and Liens securing any DIP Financing on the same basis as the Third Priority Liens are subordinated to the Second Priority Liens under this Agreement, if the Second Lien Secured Parties are granted adequate protection that includes an Adequate Protection Lien on such additional collateral and superpriority claims and the Second Lien Secured Parties do not object.

(f) In the event any Third Lien Secured Party receives adequate protection in the form of Adequate Protection Liens on additional collateral, then the Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties,

(i) consents to the Second Lien Representative having a senior Adequate Protection Lien on such additional collateral as security for the Second Lien Obligations and agrees that any Adequate Protection Lien granted to the Third Lien Secured Parties on any additional collateral shall be subordinated to the Liens on such collateral securing the Second Lien Obligations and any DIP Financing (and all obligations relating thereto) and any Adequate Protection Liens granted to the Second Lien Secured Parties, with such subordination to be on the same terms that the other Third Priority Liens are subordinated to such Second Priority Liens under this Agreement and

(ii) agrees that, if the bankruptcy court does not grant the Second Lien Secured Parties a senior Adequate Protection Lien on such additional collateral, then the Third Lien Secured Parties shall be deemed to hold and have held their Adequate Protection Lien on such additional collateral for the benefit of the Second Lien Secured Parties (and each such Lien so deemed to have been held shall be subject in all respects to the provisions of this Agreement, including without limitation the lien subordination provisions set forth in Section 2.1) and any distributions in respect of such additional collateral received by the Third Lien Secured Parties shall be segregated and held in trust and promptly turned over to the Second Lien Representative to repay the Second Lien Obligations. Upon the turnover of such distributions as contemplated by the immediately preceding sentence, the Third Lien Obligations purported to be satisfied by the payment of such distributions shall be immediately reinstated in full as though such payment had never occurred.

5.5 Avoidance Issues. If any First Lien Secured Party or Second Lien Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Lien Obligations or Second Lien Obligations, as the case may be, shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred, and the First Lien Obligations Payment Date or the Second Lien Obligations Payment Date, as the case may be, shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

5.6 Asset Dispositions in an Insolvency Proceeding.

(a) The Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, and the Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, agree that (a) none of them shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Common Collateral that is supported by the First Lien Secured Parties, (b) their Liens in such assets shall be deemed to be automatically released contemporaneously with the consummation of any such sales, and (c) they will execute and deliver such Lien release and termination documents with respect to such Common Collateral as the First Lien Representative may reasonably require.

(b) After the First Lien Obligations Payment Date but prior to the Second Lien Obligations Payment Date, the Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, agrees that (a) none of them shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Common Collateral that is supported by the Second Lien Secured Parties, and (b) their Liens in such assets shall be deemed to be automatically released contemporaneously with the consummation of any such sales and (c) they will execute and deliver such Lien release and termination documents with respect to such Common Collateral as the Second Lien Representative may reasonably require.

5.7 Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (i) the incurrence of the First Lien Obligations constitutes a separate and distinct indebtedness of the Company from the incurrence of the Second Lien Obligations and Third Lien Obligations, (ii) the utilization of the terms “Class” and “Secured Obligations” hereunder is for the convenience of the parties in the interpretation of the terms hereunder and the First Lien Obligations are not, and shall not be deemed for any purpose, to be joined with any other Class of Secured Obligations as a single indebtedness obligation for any purpose, and (iii) the grant of Liens pursuant to the First Lien Security Documents constitutes a separate and distinct grant of Liens from the grant of each of the Liens granted pursuant to any of the Second Lien Security Documents or any of the Third Lien Security Documents.

(a) To further effectuate the intent of the parties as provided in the first sentence of this Section 5.7, if a court of competent jurisdiction (including, without limitation, a court in an Insolvency Proceeding) holds that the claims of the First Lien Secured Parties, the claims held by the Second Lien Secured Parties and/or the claims held by the Third Lien Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Lien Secured Parties and the Third Lien Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the relevant Loan Parties in respect of such Common Collateral (with the effect being that, to the extent that the aggregate value of such Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Secured Parties and the Third Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to distributions to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest (at the applicable non-default rate) before any distribution is made in respect of the claims held by the Second Lien Secured Parties and the Third Lien Secured Parties), with the Second Lien Secured Parties and the Third Lien Secured Parties hereby acknowledging and agreeing to turn over to the First Lien Secured Parties distributions otherwise received or receivable by them in respect of such Common Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Secured Parties and/or the Third Lien Secured Parties.

(b) To further effectuate the intent of the parties as provided in the first sentence of this Section 5.7, if a court of competent jurisdiction (including, without limitation, a court in an Insolvency Proceeding) holds that the claims held by the Second Lien Secured Parties and the claims held by the Third Lien Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Third Lien Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the relevant Loan Parties in respect of such Common Collateral (with the effect being that, to the extent that the aggregate value of such Common Collateral is sufficient (for this purpose ignoring all claims held by the Third Lien Secured Parties), the Second Lien Secured Parties shall be entitled to receive, in addition to distributions to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest (at the applicable non-default rate) before any distribution is made in respect of the claims held by the Third Lien Secured Parties), with the Third Lien Secured Parties hereby acknowledging and agreeing to turn over to the Second Lien Secured Parties distributions otherwise received or receivable by them in respect of such Common Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Third Lien Secured Parties.

5.8 Plans of Reorganization.

(a) Each Secured Party acknowledges and agrees that because of, among other things, their differing rights in the Common Collateral, each of the First Lien Obligations, the Second Lien Obligations and Third Lien Obligations is fundamentally different and must be separately classified in any plan of reorganization proposed or confirmed in an Insolvency Proceeding.

(b) If, notwithstanding clause (a) of this Section, a court of competent jurisdiction in an Insolvency Proceeding holds that the claims of the First Lien Secured Parties, the claims held by the Second Lien Secured Parties and/or the claims held by the Third Lien Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims) for the purposes of any plan of reorganization proposed in such Insolvency Proceeding, then (i) each of the Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, and the Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, agrees that, consistent with the provisions of Section 5.7(a), all distributions in such class shall be made as if there were separate classes of senior and junior secured claims in respect of the Common Collateral and (ii) no Second Lien Secured Party and no Third Lien Secured Party shall support or vote in favor of such plan of reorganization (and each shall vote and shall be deemed to have voted to reject any plan of reorganization) unless such plan (A) pays off, in cash in full on such plan’s effective date, all First Lien Obligations or (B) is supported by the First Lien Representative. If any such Second Lien Secured Party or Third Lien Secured Party votes in favor of any plan or reorganization in violation of this Section 5.8, such Second Lien Secured Party or such Third Lien Secured Party irrevocably agrees that such vote shall be deemed unauthorized, void and of no force and effect and shall be designated pursuant to Section 1126(e) of the Bankruptcy Code.

(c) Subject to clause (b) of this Section, if, notwithstanding clause (a) of this Section, a court of competent jurisdiction in an Insolvency Proceeding holds that the claims of the claims held by the Second Lien Secured Parties and the claims held by the Third Lien Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims) for the purposes of any plan of reorganization proposed in such Insolvency Proceeding, then (i) the Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, agrees that, consistent with the provisions of Section 5.7(b), all distributions in such class shall be made as if there were separate classes of senior and junior secured claims in respect of the Common Collateral and (ii) no Third Lien Secured Party shall support or vote in favor of such plan of reorganization (and each shall vote and shall be deemed to have voted to reject any plan of reorganization) unless such plan (A) pays off, in cash in full on such plan’s effective date, all Second Lien Obligations or (B) is supported by the Second Lien Representative. If any such Third Lien Secured Party votes in favor of any plan or reorganization in violation of this Section 5.8, such Third Lien Secured Party irrevocably agrees that such vote shall be deemed unauthorized, void and of no force and effect and shall be designated pursuant to Section 1126(e) of the Bankruptcy Code.

5.9 Other Matters. To the extent that the Second Lien Representative, any other Second Lien Secured Party, the Third Lien Representative or any other Third Lien Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Common Collateral, and the Second Lien Representative agrees, on behalf of itself and the other Second Lien Secured Parties, and the Third Lien Representative agrees, on behalf of itself and the other Third Lien Secured Parties, not to assert any of such rights in violation of this Agreement (including any request for adequate protection not expressly permitted by Section 5.4).

5.10 No Waiver of Rights of First Lien Secured Parties. Nothing contained herein shall prohibit or in any way limit the First Lien Representative or any other First Lien Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Lien Secured Party or Third Lien Secured Party, other than any action taken by such Second Lien Secured Party or Third Lien Secured Party, as the case may be, that is expressly permitted by this Agreement, provided that, notwithstanding Section 5.4 hereof, (a) the First Lien Representative and the First Lien Secured Parties may object to the provision of cash payments as adequate protection to the Second Lien Secured Parties or the Third Lien Secured Parties, as the case may be and (b) the Second Lien Representative and the Second Lien Secured Parties may object to the provision of cash payments as adequate protection to the Third Lien Secured Parties.

5.11 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding, and the rights and obligations hereunder of the First Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties shall be fully enforceable as between such parties regardless of the pendency of Insolvency Proceedings or any related limitations on the enforcement of this Agreement against any Loan Party.

Section 6. Matters Relating to Credit Documents.

(a) The Credit Documents may be amended, supplemented or otherwise modified in accordance with their terms, and the Indebtedness thereunder may be Refinanced, provided that no such amendment, supplement, modification or Refinancing shall contravene any provision of this Agreement.

(b) Until the First Lien Obligations Payment Date, in the event the First Lien Representative enters into any amendment, waiver, consent or forbearance in respect of any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, or forbearing from the exercise of remedies under any First Lien Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver, consent or forbearance shall apply automatically to any comparable provision of the Comparable Second Lien Security Document and to the Comparable Third Lien Security Document without the consent of or action by any Second Lien Secured Party or Third Lien Secured Party (with all such amendments, waivers, consents and forbearances subject to the terms hereof), provided that (other than with respect to amendments, waivers, consents and forbearances that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Second Lien Documents and the Third Lien Documents), (i) no such amendment, waiver, consent or forbearance shall have the effect of removing assets subject to the Lien of any Second Lien Document or Third Lien Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver, consent or forbearance that materially and adversely affects the rights of the Second Lien Secured Parties or the Third Lien Secured Parties and does not affect the First Lien Secured Parties in a like or similar manner shall not apply to the Second Lien Documents or the Third Lien Documents, as the case may be, without the consent of the Second Lien Representative or the Third Lien Representative, as the case may be and (iii) to the extent not otherwise made publicly available, notice of such amendment, waiver, consent or forbearance shall be given to the Second Lien Representative and the Third Lien Representative no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

(c) After the First Lien Obligations Payment Date but prior to the Second Lien Obligations Payment Date, in the event the Second Lien Representative enters into any amendment, waiver, consent or forbearance in respect of any of the Second Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, or forbearing from the exercise of remedies under any Second Lien Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver, consent or forbearance shall apply automatically to any comparable provision of the Comparable Third Lien Security Document without the consent of or action by any Third Lien Secured Party (with all such amendments, waivers, consents and forbearances subject to the terms hereof), provided that (other than with respect to amendments, waivers, consents and forbearances that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Third Lien Documents), (i) no such amendment, waiver, consent or forbearance shall have the effect of removing assets subject to the Lien of any Third Lien Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver, consent or forbearance that materially and adversely affects the rights of the Third Lien Secured Parties and does not affect the Second Lien Secured Parties in a like or similar manner shall not apply to the Third Lien Documents without the consent of the Third Lien Representative and (iii) notice of such amendment, waiver, consent or forbearance shall be given to the Third Lien Representative no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

(d) Each Loan Party and each Representative agrees that each Second Lien Security Document and each Third Lien Security Document covering any Common Collateral granted in favor of the Representative on behalf of the Secured Parties of any Class shall contain such other language as the First Lien Representative may reasonably request to reflect the subordination of any Lien granted thereunder pursuant to this Agreement.

Section 7. Reliance; Waivers; etc.

7.1 Reliance. The First Lien Documents, the Second Lien Documents and the Third Lien Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Lien Representative, on behalf of it itself and the other Second Lien Secured Parties, and the Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, expressly waive all notice of the acceptance of and reliance on this Agreement by the other Secured Parties.

7.2 No Warranties or Liability. The Third Lien Representative, the Second Lien Representative and the First Lien Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any First Lien Document, any Second Lien Document or any Third Lien Document. Except as otherwise provided in this Agreement, the Second Lien Representative, the Third Lien Representative and the First Lien Representative will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

7.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the First Lien Documents, any of the Second Lien Documents or any of the Third Lien Documents.

Section 8. Miscellaneous.

8.1 Conflicts. Except as otherwise provided herein, in the event of any conflict between the provisions of this Agreement and the provisions of any First Lien Document, any Second Lien Document or any Third Lien Document, the provisions of this Agreement shall govern.

8.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the Second Lien Obligations Payment Date shall have occurred. This is a continuing agreement and the First Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Loan Party on the faith hereof.

8.3 Amendments; Waivers. No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by each Agent, the First Lien Representative, the Second Lien Representative and the Third Lien Representative, and, in the case of amendments or modifications of Sections 3.5, 3.6, 8.5 or 8.6, the Company.

8.4 Information Concerning Financial Condition of the Company and the other Loan Parties. The Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, the Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, and the First Lien Representative, on behalf of itself and the other First Lien Secured Parties, hereby agree that each Secured Party assumes responsibility for keeping itself informed of the financial condition of the relevant Loan Parties and all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations, the Second Lien Obligations or the Third Lien Obligations. The Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, the Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, and the First Lien Representative, on behalf of itself and the other First Lien Secured Parties, hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any information to any other Secured Party, it shall be under no obligation (a) to update or correct any such information based upon subsequent events or knowledge, (b) to provide any such information to such other party or any other party on any subsequent occasion, (c) to undertake any investigation, or (d) to disclose any other information.

8.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York , except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

8.6 Notices.

(a) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)	If to a Loan Party:

WCI Communities, Inc.

23401 Walden Center Drive

Bonita Springs, Florida 34134

Attention: Ernest J. Scheidemann, Chief Financial Officer

ernestcheidemann@wcicommunities.com

Telephone: (239) 498-3111

Fax:             (239) 298-8277

(ii)	If to Bank of America, N.A.:

Bank of America, N.A.

1366 Post Road

Fairfield, Connecticut 06824

Attention: Norman Trepner

norman.trepner@bankofamerica.com

Telephone: (203) 255-7083

Facsimile:    (203) 256-4210

(iii)	If to [Term Loan Agent]:

(iv)	If to [the Second Lien Representative]:

(v)	If to [the Third Lien Representative]:

8.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Lien Secured Parties, Second Lien Secured Parties and Third Lien Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral. All references to any Loan Party shall include any Loan Party as debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

8.9 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

8.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

8.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

8.12 Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Second Lien Secured Parties or the Second Lien Representative pays over to the First Lien Secured Parties or the First Lien Representative under the terms of this Agreement, the Second Lien Secured Parties or the Second Lien Representative shall be subrogated to the rights of the First Lien Secured Parties and the First Lien Representative, provided that the Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, hereby agrees not to assert or enforce such rights of subrogation until the First Lien Obligations Payment Date has occurred. With respect to the value of any payments or distributions in cash, property or other assets that any of the Third Lien Secured Parties or the Third Lien Representative pays over to the First Lien Secured Parties or the First Lien Representative or the Second Lien Secured Parties or the Second Lien Representative, as the case may be, under the terms of this Agreement, the Third Lien Secured Parties or the Third Lien Representative shall be subrogated to the rights of the First Lien Secured Parties or the First Lien Representative or the Second Lien Secured Parties or the Second Lien Representative, as the case may be, provided that the Third Lien Representative, on behalf of itself and the other Third Lien Secured Parties, hereby agrees not to assert or enforce such rights of subrogation until the Second Lien Obligations Payment Date has occurred.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A.,
as Revolving Credit Agent and as Collateral Agent

By:
Name:
Title:

[ ],
as Term Loan Agent

By:
Name:
Title:

WCI COMMUNITIES, INC.

By:
Name:
Title:

BAY COLONY OF NAPLES, INC.

BAY COLONY REALTY ASSOCIATES, INC.

BAY COLONY-GATEWAY, INC.

COMMUNITIES AMENITIES, INC.

COMMUNITIES FINANCE COMPANY, LLC

COMMUNITIES HOME BUILDERS, INC.

COMMUNITY SPECIALIZED SERVICES, INC.

CORAL RIDGE COMMUNITIES, INC.

CORAL RIDGE PROPERTIES, INC.

CORAL RIDGE REALTY SALES, INC.

CORAL RIDGE REALTY, INC.

FIRST FIDELITY TITLE, INC.

FLORIDA DESIGN COMMUNITIES, INC.

FLORIDA LIFESTYLE MANAGEMENT COMPANY

FLORIDA NATIONAL PROPERTIES, INC.

GATEWAY COMMUNICATIONS SERVICES, INC.

GATEWAY COMMUNITIES, INC.

GATEWAY REALTY SALES, INC.

HERON BAY GOLF COURSE PROPERTIES, INC.

HERON BAY, INC.

HOPEWELL CROSSING HOME & LAND COMPANY, LLC

JYC HOLDINGS, INC.

LAKE GROVE HOME & LAND COMPANY, LLC

MARBELLA AT PELICAN BAY, INC.

MHI – RUGBY ROAD, L.L.C.

PELICAN BAY PROPERTIES, INC.

PELICAN LANDING COMMUNITIES, INC.

PELICAN LANDING GOLF RESORT VENTURES, INC.

PELICAN LANDING PROPERTIES, INC.

PELICAN MARSH PROPERTIES, INC.

POPLAR TREE LLC

RENAISSANCE AT BEACON HILL, LLC

RENAISSANCE AT GEORGETOWN PIKE, LLC

RENAISSANCE AT OAK CREEK CLUB, LLC

RENAISSANCE AT OCCOQUAN WALK, LLC

RENAISSANCE AT RIVER CREEK TOWNS, LLC

RENAISSANCE CENTRO ARLINGTON LLC

RENAISSANCE CENTRO COLUMBIA LLC

RESORT AT SINGER ISLAND PROPERTIES, INC (FKA LIVINGSTON ROAD, INC.)

SARASOTA TOWER, INC.

SUN CITY CENTER GOLF PROPERTIES, INC.

SUN CITY CENTER REALTY, INC.

TARPON COVE REALTY, INC.

TARPON COVE YACHT & RACQUET CLUB, INC.

THE COLONY AT PELICAN LANDING GOLF CLUB, INC.

TIBURON GOLF VENTURES, INC.

WATERMARK REALTY REFERRAL, INC.

WCI AMENITIES, INC.

WCI ARCHITECTURE & LAND PLANNING, INC.

WCI BUSINESS DEVELOPMENT, INC.

WCI CAPITAL CORPORATION

WCI COMMUNITIES PROPERTY MANAGEMENT, INC.

WCI GOLF GROUP, INC.

WCI HOMEBUILDING NORTHEAST U.S., INC.

WCI HOMEBUILDING, INC.

WCI HOMES NORTHEAST, INC. (FKA SPECTRUM HOMES, INC.)

WCI HOMES, INC.

WCI HUNTER MILL, LLC

WCI IRELAND INN CORP.

WCI MARKETING, INC.

WCI MID-ATLANTIC U.S. REGION, INC.

WCI NORTHEAST REAL ESTATE DEVELOPMENT, LLC

WCI NORTHEAST U.S. REGION, LLC (FKA WCI/SPECTRUM COMMUNITIES, LLC)

WCI OCALA 623, INC.

WCI REALTY CONNECTICUT, INC.

WCI REALTY NEW JERSEY, INC.

WCI REALTY NEW YORK, INC.

WCI REALTY, INC.

WCI TITLE, INC

WCI TOWERS MID-ATLANTIC U.S.A., INC.

WCI TOWERS, INC., each as Loan Party

By:
Name : James D. Cullen
Time : Vice President of each Loan
Party listed above